                                                                      Exhibit 11

Statement of Computation of Per Share Amounts

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
                                                                Three Months Ended March 31,
                                                                ----------------------------
                                                                  1997                   1996
                                                                  ----                   ----

Primary:
     Net loss for the period.............................      $ (1,830)            $   (1,560)
                                                               =========            ===========
     Weighted average number of shares of common
          stock outstanding..............................        28,935                 26,863
     Shares issuable upon exercise of outstanding
          options and warrants...........................         ----                    ----
     Shares assumed to be acquired in accordance  with
          the treasury stock method......................         ----                    ----
                                                               -------              ----------
     Shares used in computing per share income...........       28,935                  26,863
                                                               -------              ----------
     Net loss per share..................................      $ (0.06)             $    (0.06)
                                                               ========             ===========


Fully Diluted:

     Net income (loss) for the period....................      $(1,830)             $   (1,560)
                                                               ========             ===========
     Weighted average number of shares of common
          stock outstanding..............................       28,935                  26,863
     Shares issuable upon exercise of outstanding
          options and warrants...........................        1,130                   3,374
     Shares assumed to be acquired in accordance
          with the treasury stock method.................          (67)                 (1,253)
                                                               --------             -----------
     Shares used in computing per share income...........       29,998                  28,984
                                                               -------              ----------
     Net income (loss) per share.........................      $ (0.06)             $    (0.05)
                                                               ========             ===========
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